UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 3, 2010

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On July 3, 2010, Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seagate-Cayman” or the “Registrant”) entered into a Supplemental Indenture (the “Supplemental Indenture”) with Seagate HDD Cayman (“HDD”), Seagate Technology public limited company, an Irish public limited company (“Seagate-Ireland”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Supplemental Indenture supplemented the Indenture dated May 13, 2010 (the “Indenture”) among Seagate-Cayman, HDD and the Trustee whereby HDD issued and Seagate-Cayman fully and unconditionally guaranteed 6.875% Senior Notes due 2020 (the “Notes”).

Pursuant to the Supplemental Indenture, Seagate-Ireland succeeded to, was substituted for, and assumed all of the obligations of, Seagate-Cayman as guarantor under the Indenture and the Notes and Seagate-Cayman was released from all obligations and covenants thereunder, as contemplated under Section 10.05(b) of the Indenture.

The description of the Supplemental Indenture contained herein is qualified in its entirety by reference to the Supplemental Indenture, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Assumption of Employee Stock Plans and Awards

On July 2, 2010, Seagate-Ireland, entered into a Deed Poll of Assumption relating to employee equity compensation plans of Seagate-Cayman (the “Deed Poll”), pursuant to which Seagate-Ireland assumed, certain equity incentive related plans, sub-plans and agreements, including, the Seagate Technology 2001 Share Option Plan, the Amended Seagate Technology 2004 Stock Compensation Plan, the Seagate Technology Employee Stock Purchase Plan, the Maxtor Corporation 2005 Performance Incentive Plan, the Maxtor Corporation Amended and Restated 1996 Stock Option Plan, and the Quantum Corporation Supplemental Stock Option Plan (collectively, the “Equity Compensation Plans”), which provide for the grant or award of stock options, restricted stock units, restricted stock, performance shares units and other similar forms of equity awards (collectively, the “Awards”).  The Deed Poll provides that Seagate-Ireland will undertake and discharge all of the rights and obligations previously discharged by Seagate-Cayman under the Equity Compensation Plans and the Awards, and exercise all of the powers previously exercised by Seagate-Cayman under the Equity Compensation Plans. All outstanding Seagate-Cayman equity awards issued before July 3, 2010 and all Awards remain subject to the same terms and conditions as in effect immediately prior to their assumption by Seagate-Ireland, except that upon the vesting or exercise of those awards, ordinary shares of Seagate-Ireland shall be issuable in lieu of Seagate-Cayman common shares. Similarly, ordinary shares of Seagate-Ireland, rather than common shares of Seagate-Cayman, shall be issued, held available or used as appropriate to give effect to purchases made under the Employee Stock Purchase Plan A copy of the Deed Poll is filed herewith as Exhibit 10.2 and incorporated into this Item 1.01 by reference, and the foregoing summary of the Deed Poll is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading Supplemental Indenture in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information under the heading “Completion of the Transaction” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As of July 3, 2010, in connection with and effective upon completion of the Transaction (as defined in Item 8.01 below), the rights of shareholders of Seagate-Ireland will be governed by its amended and restated memorandum and articles of association and the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”). The summary of the material terms of the amended and restated memorandum and articles of association and the comparison of the rights of shareholders under those documents and Irish Companies Acts described under the headings “Description of Seagate Technology plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors” in Seagate-Cayman’s Proxy Statement on Schedule 14A filed with the SEC on March 5, 2010 are incorporated into this Item 3.03 by reference. A copy of the amended and restated memorandum and articles of association is filed herewith as Exhibit 3.1 and is incorporated into this Item 3.03 by reference, and the foregoing information is qualified in its entirety by reference to Exhibit 3.1.

The information under the heading “Completion of the Transaction” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information under the heading “Completion of the Transaction” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

As of July 3, 2010, in connection with the completion of the Transaction, the directors and executive officers of Seagate-Cayman immediately prior to the completion of the Transaction became the directors and executive officers of Seagate-Ireland. Effective as of July 3, 2010, the directors of Seagate-Cayman immediately prior to the completion of the Transaction were removed as directors of Seagate-Cayman and Patrick J. O’Malley and Kenneth M. Massaroni were appointed as directors of Seagate-Cayman. Seagate-Ireland’s directors will be subject to reelection at the 2010 annual general meeting of Seagate-Ireland. In addition, as of July 3, 2010, following completion of the Transaction, Seagate-Ireland replicated the committees that previously were in place for Seagate-Cayman which include a Compensation Committee, a Nominating and Governance Committee and an Audit Committee and a Strategic and Financial Transactions Committee.

Employee Stock Plans and Awards

In connection with the Transaction, effective as of July 3, 2010, Seagate-Ireland assumed the Equity Compensation Plans and all outstanding Awards granted under such Equity Compensation Plans. Certain of the Equity Compensation Plans, the Seagate Technology 2001 Share Option Plan, the Amended Seagate Technology 2004 Stock Compensation Plan, and the Seagate Technology Employee Stock Purchase Plan, were amended by Seagate-Cayman prior to the Transaction as necessary, appropriate or practical to (i) give effect to the Transaction; (ii) transfer the responsibility for maintaining and sponsoring such Equity Compensation Plans to Seagate-Ireland and to have Seagate-Ireland assume or adopt such Equity Compensation Plans (provided that certain subsidiaries may continue to sponsor certain plans); (iii) provide that any references in the Equity Compensation Plans to the common shares of Seagate-Cayman, including the issuance, acquisition or purchase thereof, shall be deemed to reference ordinary shares of Seagate-Ireland on a one-for-one basis and in consideration of the requirements of the Irish Companies (Amendment) Act of 1983; and (iv) transfer, adjust or assume all outstanding Awards granted under the Plans to outstanding rights over ordinary shares of Seagate-Ireland which are exercisable, issuable, held available, vest and otherwise have the same terms and conditions as under the applicable Equity Compensation Plan and Award agreement, except the ordinary shares of Seagate-Ireland shall be issuable or available on a one-for-one basis (or benefits determined in respect of) instead of common shares of Seagate-Cayman. A copy of each of the Amended Seagate Technology 2004 Stock Compensation Plan, the Seagate Technology 2001 Share Option Plan and the Seagate Technology Employee Stock Purchase Plan Compensation Plan, each as so amended, is filed herewith as Exhibits 10.3, 10.4 and 10.5, respectively, and incorporated into this Item 5.02 by reference, and the foregoing summary of the amended Equity Compensation Plans is qualified in its entirety by reference to Exhibits 10.3, 10.4 and 10.5.

Item 8.01.	Other Events.

COMPLETION OF THE TRANSACTION

On May 14, 2010, Seagate-Cayman received approval from the Grand Court of the Cayman Islands of a scheme of arrangement under Cayman Islands law (the “Scheme of Arrangement”) and a separate, but interconnected and interdependent, scheme of arrangement (the “Merger Scheme” and together with the Scheme of Arrangement, the “Schemes of Arrangement”) that, effective as of the Transaction Time (as defined below) effected a transaction (the “Transaction”) that resulted in the common shareholders of Seagate-Cayman becoming ordinary shareholders of Seagate-Ireland and Seagate-Cayman becoming a wholly owned subsidiary of Seagate-Ireland.  The court order sanctioning the Schemes of Arrangement was filed with the Cayman Islands Registrar of Companies on May 18, 2010 and the Schemes of Arrangement became effective on July 3, 2010.

At 1:30 p.m., Pacific Time, on July 3, 2010 (the “Transaction Time”), the following steps occurred effectively simultaneously:

•                  all issued and outstanding Seagate-Cayman common shares were cancelled and ceased to exist;

•                  Seagate-Ireland issued ordinary shares on a one-for-one basis to the holders of Seagate-Cayman common shares for each Seagate-Cayman common share that was cancelled;

•                  in consideration for the issuance by Seagate-Ireland of its ordinary shares to the Seagate-Cayman common shareholders as set forth in the second bullet above, Seagate-Cayman allotted and issued a number of fully-paid Seagate-Cayman common shares to Seagate-Ireland equal to the number of Seagate-Ireland’s ordinary shares issued to the holders of Seagate-Cayman common shares that were cancelled as set forth in the first bullet above; and

•                  pursuant to the Merger Scheme, Seagate-Cayman merged with merger sub, Seagate-Cayman survived the merger, merger sub was dissolved and ceased to exist and Seagate-Cayman became a direct, wholly-owned subsidiary of Seagate-Ireland, the resulting publicly traded parent of the Seagate group of companies.

Prior to the Transaction, Seagate-Cayman common shares were listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “STX” and registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with the Transaction, Seagate-Cayman requested that NASDAQ file with the SEC an application on Form 25 to delist the Seagate-Cayman common shares from NASDAQ and from registration under Section 12(b) of the Exchange Act, which was filed on July 2, 2010. Seagate-Cayman expects to file a Form 15 with the SEC to terminate the registration of the Seagate-Cayman common shares under the Section 12(g) of the Exchange Act and to suspend its duty under Section 15(d) of the Exchange Act to file reports required by the Exchange Act with respect to the Seagate-Cayman common shares.

Seagate-Ireland’s ordinary shares are deemed registered under Section 12(b) of the Exchange Act pursuant to Rule 12g-3(a) under the Exchange Act. The issuance of ordinary shares by Seagate-Ireland in the Transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(10) of the Securities Act. Seagate-Ireland’s ordinary shares began trading on NASDAQ under the symbol “STX,” the same symbol under which the Seagate-Cayman common shares previously traded, on July 6, 2010. The CUSIP number for Seagate-Ireland’s ordinary shares is G7945M 107.

Under Irish law, Seagate-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts to enable it to make distributions (including the payment of cash dividends) to its shareholders, or to redeem or buy back shares. Immediately following implementation of the Transaction, the unconsolidated balance sheet of Seagate-Ireland did not contain any distributable reserves. Seagate-Ireland is seeking to create distributable reserves, which requires the approval of the Irish High Court. Such approval is expected to be obtained within three to four weeks of the Transaction Time.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Supplemental Indenture, dated as of July 3, 2010, among Seagate HDD Cayman, as issuer, Seagate Technology, as original guarantor, Seagate Technology plc, as successor guarantor, and Wells Fargo Bank, National Association, as trustee, amending and supplementing the Indenture, dated as of May 13, 2010, among Seagate HDD Cayman, as issuer, Seagate Technology, as guarantor, and Wells Fargo Bank, National Association, as trustee.

10.2	Deed Poll of Assumption by Seagate Technology public limited company, dated July 2, 2010
10.3	Amended Seagate Technology public limited company 2004 Stock Compensation Plan
10.4	Seagate Technology public limited company 2001 Share Option Plan
10.5	Seagate Technology public limited company Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

	By:	/s/ PATRICK J. O’MALLEY
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: July 6, 2010